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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[x]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                     United American Healthcare Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[x]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:

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        pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

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     2) Form, Schedule or Registration Statement No.:

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     4) Date Filed:

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PERSONS WHO POTENTIALLY ARE TO RESPOND TO THE COLLECTION OF INFORMATION
CONTAINED IN THIS FORM ARE NOT REQUIRED TO RESPOND UNLESS THE FORM DISPLAYS A CURRENTLY VALID OMB CONTROL NUMBER.

SEC 1913 (02-02)

[UNITED AMERICAN HEALTHCARE CORPORATION LOGO]

                               NOTICE OF THE 2005
                         ANNUAL MEETING OF SHAREHOLDERS

                                 October 3, 2005
Dear Shareholder:

      The Annual Meeting of Shareholders of United American Healthcare Corporation will be held on Friday, November 4, 2005 at 10:30 a.m., Eastern Standard Time, at the Atheneum Suite Hotel, 1000 Brush Avenue, Detroit, Michigan, for the following purposes:

      (1)   to elect one director;

      (2) to vote on the ratification of the appointment of UHY LLP as our independent auditors for the 2006 fiscal year; and

      (3) to transact such other business as may properly come before the meeting.

      Only shareholders of record at the close of business on September 13, 2005 will be entitled to vote at the Annual Meeting.

      Enclosed with this proxy statement are your proxy card, a postage-paid envelope to return your proxy card, and our Annual Report for the fiscal year ended June 30, 2005 (with our Form 10-K report for that year inserted inside its back cover). Your vote is important, regardless of the number of shares you hold. Whether you plan to attend the meeting or not, to vote by proxy sign, date and mail the enclosed proxy card as soon as possible in the envelope provided. This will not prevent you from voting your shares in person at the meeting before voting closes, if you wish to do so.

      We look forward to seeing you on November 4, 2005.

                                Sincerely,

                                /s/ William C. Brooks

                                William C. Brooks,
                                Chairman, President and Chief Executive Officer

[UNITED AMERICAN HEALTHCARE CORPORATION LOGO]

                     UNITED AMERICAN HEALTHCARE CORPORATION
                           300 RIVER PLACE, SUITE 4950
                          DETROIT, MICHIGAN 48207-5062

             PROXY STATEMENT FOR THE ANNUAL MEETING OF SHAREHOLDERS
                           To be Held November 4, 2005

GENERAL INFORMATION

      This proxy statement contains information related to the annual meeting of shareholders of United American Healthcare Corporation (the "Company") to be held at the Atheneum Suite Hotel, 1000 Brush Avenue, Detroit, Michigan, on Friday, November 4, 2005, at 10:30 a.m., Eastern Standard Time. The approximate mailing date for this proxy statement and the proxy is October 3, 2005.

      At our annual meeting, shareholders will act upon the matters outlined in the accompanying Notice of Annual Meeting, including the election of one director and ratification of the appointment of independent auditors. Neither we nor the members of our Board of Directors intend to bring before the annual meeting any matters other than those set forth in the Notice of Annual Meeting, and we have no present knowledge that any other matters will be presented for action at the meeting by others. However, if other matters properly come before the meeting it is the intention of the persons named in the enclosed form of proxy to vote in accordance with their best judgment.

      It is important that your shares be represented at the meeting. If it is impossible for you to attend, please sign and date the enclosed proxy and return it to us. The proxy is solicited on behalf of our Board of Directors. The shares represented by valid proxies in the enclosed form will be voted if received in time for the meeting.

      All references in this proxy statement to "fiscal year 2005" are references to our fiscal year ended June 30, 2005.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

      Only holders of record of shares of our no par value common stock at the close of business on September 13, 2005 are entitled to notice of, and to vote at, the meeting or at any adjournment or adjournments thereof, each share having one vote. On such record date, we had issued and outstanding 7,450,235 shares of common stock.

      The following table contains information with respect to the beneficial ownership of our common shares as of as of September 13, 2005 by each person known by us to beneficially own more than 5% of our common shares, our only outstanding class of voting shares:

                                                                  PERCENTAGE OF
                                           AMOUNT AND NATURE OF       COMMON
                                                COMMON SHARES         SHARES
  NAME AND ADDRESS OF BENEFICIAL OWNER     BENEFICIAL OWNERSHIP      OWNED (1)
---------------------------------------    --------------------   --------------
Robert W. Morey and Maura Morey (2)             600,278               8.1%
1660 Tiburon Boulevard, Suite E
Tiburon, CA 94920

Roy L. Rogers and Ruth Rogers (3)               520,000               7.0%
3000 Sand Hill Road, Bldg. 1, Suite 260
Menlo Park, CA 94025

Richard M. Brown, D.O. (4)                      449,744               6.0%
27774 Franklin Road
Southfield, Michigan 48034

---------

(1)   Based on 7,450,235 common shares outstanding as of September 13, 2005.

(2)   Information obtained from Form SC 13G/A filed September 12, 2005.

(3) Information obtained from Form SC 13G (Amendment No. 2) filed January 21, 2005.

(4)   Including 25,000, 15,000, 9,375, 3,750, and 4,250 shares which Dr. Brown has the right to acquire pursuant to currently exercisable stock options for a price of $5.08, $2.09, $4.27, $4.73 and $4.73, respectively, but not including 5,625, 11,250, and 12,750 shares which Dr. Brown will have the right to acquire pursuant to granted, but not yet exercisable, stock options for a price of $4.27, $4.73 and $4.73, respectively, per share.

      The shareholder votes cast for all items considered at the meeting will be calculated by an officer of Computershare Investor Services, L.L.C., our Registrar and Transfer Agent, as the Board-designated Inspector of Election. The Inspector of Election will determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum and the validity and effect of proxies, and shall receive votes, hear and determine challenges and questions arising in connection with the right to vote, count and tabulate votes, determine the result, and do such acts as are proper to conduct the election. Abstentions will not be counted either for or against any action for which cast.

I.   ELECTION OF DIRECTORS

      Our Board of Directors proposes that the one person named below as "nominee for election as a director for a three-year term" be elected as our director, to hold office until our annual meeting of shareholders to be held in 2008 and until his successor is elected and qualified. Mr. Brooks was last elected as a director at our 2002 annual meeting of shareholders. He is not an outside director. If a quorum is present, the nominee receiving the greatest number of votes cast at the meeting or its adjournment will be elected. Withheld votes and broker non-votes will not be deemed votes cast in determining which nominee receives the greatest number of votes cast, but will be counted for purposes of determining whether a quorum is present. The persons named in the accompanying proxy intend to vote all valid proxies received by them FOR the election of the nominee listed below unless the person giving the proxy withholds authority to vote for this nominee. The nominee listed below has consented to serve if elected. If this nominee is unable or declines to serve, which we do not expect to happen, the proxy holders intend to vote the proxies in accordance with their best judgment for another qualified person.

      Our Bylaws provide that the size of the Board of Directors shall be fixed, and may be modified, from time to time by a resolution of the Board, but not to less than 6 directors. The directors have adopted a resolution fixing the present size of the Board at 6 members.

      The following information is furnished as of September 13, 2005 with respect to our nominee for election as a director, with respect to each person whose term of office as one of our directors will continue after the meeting, with respect to each of our executive officers who is named in the Summary Compensation Table below, and with respect to all of our directors and executive officers as a group:

                                                                                       AMOUNT AND NATURE   PERCENTAGE OF    PRESENT
        NAME                                          POSITION AND OFFICES             OF COMMON SHARES    COMMON SHARES     TERM
   (AND YEAR FIRST                                     WITH US AND OTHER                BENEFICIALLY        BENEFICIALLY       TO
   BECAME A DIRECTOR)             AGE                 PRINCIPAL OCCUPATION                 OWNED              OWNED (1)      EXPIRE
                                     NOMINEE FOR ELECTION AS A DIRECTOR FOR A THREE-YEAR TERM

William C. Brooks (1997)            72        Our Chairman of the Board of                  283,597 (2)       3.8%           2005
                                              Directors, President and Chief
                                              Executive Officer

                                              DIRECTORS CONTINUING IN OFFICE

Richard M. Brown, D.O. (2001)       70        President, Park Family Health Care            454,229 (2)       6.1%           2007
                                              Practicing physician

Darrel W. Francis (1998)            52        President of Precision Industrial              44,849 (2)          *           2006
                                              Service

Tom A. Goss (2000)                  59        Vice Chairman of our Board of                  75,167 (2)       1.0%           2006
                                              Directors; Chairman of Goss LLC

Ronald E. Hall, Sr. (2001)          62        President and Chief Executive Officer         103,178 (2)       1.4%           2007
                                              of Bridgewater Interiors, LLC

Emmett S. Moten, Jr. (1988)         61        President of Moten Associates                  92,749 (2)       1.2%           2006

                                                 OTHER EXECUTIVE OFFICERS

Stephen D. Harris (3)               33        Our Chief Financial Officer and                62,683 (2)          *
                                              Treasurer

Stephanie Dowell (4)                42        Chief Executive Officer of UAHC Health          5,000 (2)
                                              Plan of Tennessee, Inc.                                            *

All directors and executive officers as a group (8 persons)                               1,121,450 (2)      15.1%

-------------------

*     Less than 1%

(1)   Based on 7,450,235 common shares outstanding as of September 13, 2005.

(2) Includes the following number of common shares which the individual has the right to acquire pursuant to stock options that are exercisable currently or become exercisable within 60 days after October 3, 2005: Mr. Brooks, 209,250 shares; Dr. Brown, Mr. Hall and Mr. Moten, 74,250 shares each; Mr. Francis 30,500; Mr. Goss, 45,500 shares; Mr. Harris, 41,750 shares; and Ms. Dowell, 5,000 shares.

(3) Mr. Harris joined us in the described offices on October 28, 2002. He is a certified public accountant with experience in consulting, auditing and accounting for major companies in the automotive manufacturing, energy, and managed health care industries. Prior to joining us, he served as a Manager for Deloitte (then called Deloitte Consulting) since 1994.

(4) Ms. Dowell joined us in June 2001 as the Director of Provider Services of our subsidiary, UAHC Health Plan of Tennessee, Inc. (then called OmniCare Health Plan, Inc.). In April 2002, she became that subsidiary's Chief Operating Officer and Senior Vice President, and on April 15, 2005, she became its Chief Executive Officer. Previously, Ms. Dowell served from 1996 to 2001 as Director of Legislative Affairs & Public Policy for Methodist LeBonheur Healthcare, then the largest multi-hospital and healthcare system in western Tennessee. Ms. Dowell's spouse, Stanley Dowell, M.D., is a one-third owner of a physicians' internal medicine practice that has a contract with UAHC Health Plan of Tennessee, Inc. to provide primary care services to certain of its members on a capitated basis, for a government-regulated per member per month fee. UAHC Health Plan of Tennessee, Inc. paid $500,412.71 to that practice in the past twelve months.

BIOGRAPHICAL INFORMATION

      The following is a brief account of the business experience during the past five years of the nominee for our Board of Directors and of each of our directors whose term of office will continue after the meeting:

WILLIAM C. BROOKS (SINCE 1997; PRESENT TERM ENDS 2005)

      William C. Brooks has served the Company as a director since 1997, as Chairman of our Board of Directors since January 1998, and additionally as our President and CEO since November 22, 2002. He was Chairman of Brooks Group International, Ltd., a holding company involved in human resources and economic development, from January 1998 to June 2002. Mr. Brooks retired as a Vice President of General Motors Corporation, Inc. in 1997. He is a retired Air Force Officer, and was Assistant Secretary of the U.S. Department of Labor from July 1989 to December 1990. He served as a member of the U. S. Social Security Advisory Board from February 1996 to January 1998. He is a retired member of the Boards of Directors of Louisiana-Pacific Corporation (NYSE: LPX) and DTE Energy (NYSE: DTE). He is a Director of Covansys Inc. (NASDAQ: CVCS).

RICHARD M. BROWN, D.O. (SINCE 2001; PRESENT TERM ENDS 2007)

      Richard M. Brown, D.O. is a practicing physician and has been President of Park Family Health Care in Detroit, Michigan since 1995. From 1996 to 1999, he also was Medical Director of Prime Care Medical Centers in Detroit, Michigan. During his career, he has also served as Chief of Staff of the following hospitals in Michigan: Michigan Health Center, Detroit Central Hospital, Botsford General Hospital and Zeiger Osteopathic Hospital. Dr. Brown has been a delegate to the American Osteopathic Association since 1989 and to the Michigan Association of Osteopathic Physicians and Surgeons since 1986. He is a Board member of the Barbara Ann Karmanos Cancer Institute and the University of Osteopathic Medicine and Health Services in Des Moines, Iowa.

DARREL W. FRANCIS (SINCE 1998; PRESENT TERM ENDS 2006)

      Darrel W. Francis has been President of Precision Industrial Service, a floor covering installation company, since June 1999. He also has been President of Metropolitan Facility Resources, an office furniture sales and design company, since January 1997. From January 1996 to October 1998, he was President of Advantage Pavilion, Inc., an office furniture sales and design company.

TOM A. GOSS (SINCE 2000; PRESENT TERM ENDS 2006)

      Tom A. Goss is Vice Chairman of our Board of Directors. He has been Chairman of Goss LLC, an insurance agency, since November 2000. He also has been Chairman of The Goss Group, Inc., an insurance products and services company, since November 2000, and earlier was a Partner/Advisor of that company since March 1997. He has been a principal of GR Beyster Lumber LLC, a millwork and lumber company that custom builds and distributes a variety of forestry products, since July 2000. He also has been Chairman of Goss Steel & Processing LLC, a steel processing center, since April 1, 2003. He served as Director of Athletics for The University of Michigan from September 1997 to April 2000.

RONALD E. HALL, SR.  (SINCE 2001; PRESENT TERM ENDS 2007)

      Ronald E. Hall, Sr. has been President, Chief Executive Officer and majority owner of Bridgewater Interiors, LLC in Detroit, Michigan since November 1998. Bridgewater Interiors is a major supplier of seating and overhead systems to the automotive industry. He is also the President/CEO of Renaissance Capital Alliance, an equipment leasing company and he is the Chairman/CEO of New Center Stamping, an automotive service parts stamping facility. From 1992 to October 1998, Mr. Hall served as President of the Michigan Minority Business Development Council, a privately funded, nonprofit, business development organization.

EMMETT S. MOTEN, JR. (SINCE 1988; PRESENT TERM ENDS 2006)

      Emmett S. Moten, Jr. has been the President of Moten Associates, a real estate development firm, since October 1996. Mr. Moten also has been Chairman and part owner of Twinpines Paper Corporation, a paper manufacturing and conversion company in Canton, Michigan, since 2002. From July 1988 to October 1996, he was Vice President of Development for Little Caesar Enterprises, Inc., a national fast food franchise company. Prior to assuming that position, Mr. Moten was Director of the Community & Economic Development Department of the City of Detroit for almost ten years.

      During the fiscal year ended June 30, 2005, our Board of Directors held five meetings. The Board of Directors has determined that each of Dr. Richard M. Brown, Darrel W. Francis, Tom A Goss, Ronald E. Hall, Sr. and Emmett S. Moten, Jr. are independent as independence is defined in Nasdaq's listing standards, as those standards have been modified or supplemented.

COMMITTEES OF THE BOARD OF DIRECTORS

      We have a standing Finance and Audit Committee. The current members of our Finance and Audit Committee are Darrel W. Francis (Chairman), Dr. Richard M. Brown, Tom A. Goss and Ronald E. Hall, Sr. The Board of Directors has determined that each of these members is independent as independence is defined in Nasdaq's listing standards, as those standards have been modified or supplemented. During fiscal year 2005, our Finance and Audit Committee held four meetings. The purpose of our Finance and Audit Committee is to assist our Board of Directors in fulfilling its oversight responsibilities relating to the integrity of our financial statements, our compliance with legal and regulatory requirements, our independent auditor's qualifications and independence, the performance of our independent auditors, and the adequacy of our accounting and internal control systems. The Committee's specific responsibilities are set forth in its Charter (a copy of which was Appendix B in our proxy statement dated October 6, 2003, pertaining to our 2003 annual meeting of shareholders).

      Our Board of Directors has determined that Ronald E. Hall, Sr. is an audit committee financial expert, as defined by the Securities and Exchange Commission, and is a financially sophisticated audit committee member for purposes of Nasdaq's Marketplace Rules. A member of the Finance and Audit Committee, Mr. Hall qualifies as a financial expert because he has (a) an understanding of generally accepted accounting principles and financial statements, (b) the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves, (c) experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the Company's financial statements, or experience actively supervising one or more persons engaged in such activities, (d) an understanding of internal control over financial reporting, and (e) an understanding of audit committee functions. Mr. Hall obtained such experience both through education and work experience. Mr. Hall has a B.S. from Western Michigan University (major in Mathematics) and an M.B.A. from Wayne State University. For over 25 years, Mr. Hall has worked in the corporate and business field as a chief executive officer or other senior officer with financial oversight responsibilities. Also see his "Biographical Information" above.

      We have a standing Compensation Committee. The current members of our Compensation Committee are Tom A. Goss (Chairman), Dr. Richard M. Brown, Ronald
E. Hall, Sr., and Emmett S. Moten, Jr. They are all outside directors. During fiscal year 2005, the Compensation Committee held two meetings. The duties of our Compensation Committee are to make recommendations to our Board of Directors relating to the overall compensation arrangements for our officers and staff, to make recommendations to our Board of Directors pertaining to any compensation plans in which our officers and directors are eligible to participate, and to administer and grant options under our Amended and Restated 1998 Stock Option Plan.

      We have a standing Executive Committee. The current members of our Executive Committee are William C. Brooks (Chairman), Tom A. Goss and Emmett S. Moten, Jr. During fiscal year 2005, our Executive Committee did not meet. The duties of our Executive Committee are to exercise, in the intervals between the meetings of our Board of Directors, the powers of our Board as they relate to the management of our business and affairs, excluding powers expressly delegated by our Board to other standing committees.

      We have a standing Governance Committee. The current members of our Governance Committee are Emmett S. Moten, Jr. (Chairman), Darrel W. Francis and Tom A. Goss. They are all outside directors. In addition, William C. Brooks, our Chairman of the Board, President and CEO, is an ex officio member of our Governance Committee. During fiscal year 2005, our Governance Committee held two meetings. The duties of our Governance Committee are to present to our Board of Directors, whenever vacancies occur or terms are expected to expire, names of individuals who would make suitable directors of the Company and to advise our appropriate officers on matters relating to the organization of our Board of Directors.

      All of our directors attended at least 75% of the combined number of meetings held during fiscal year 2005 by the Board and each Committee of which he was then a member.

COMPENSATION OF DIRECTORS

      Directors who are our employees receive no fees for their services as a director or as a Committee member. Each of our directors who is not our employee receives $1,000 for each Board of Directors meeting and each Board committee meeting attended. Each committee chairperson receives a $2,500 annual stipend. In addition, each non-employee director receives an annual stipend of $36,000, payable in $27,000 of our common shares and $9,000 in cash, as compensation for director services. Our directors are also entitled to reimbursement for reasonable out-of-pocket expenses incurred in providing services to us in their capacities as directors.

SUMMARY COMPENSATION TABLE

      The following table sets forth information for each of the fiscal years ended June 30, 2005, 2004 and 2003 concerning the compensation of our Chief Executive Officer and our other executive officers as of June 30, 2005 whose annual salary and bonus exceeded $100,000 (collectively, the "named Executive Officers").

            NAME AND                             FISCAL                                             ALL OTHER
       PRINCIPAL POSITION                         YEAR         SALARY ($)        BONUS ($)     COMPENSATION ($) (1)
       ------------------                        -----         ----------       ----------     --------------------
WILLIAM C. BROOKS ........... .............       2005          306,000          130,000                 --
Chief Executive and President
                                                  2004          306,000          126,759 (2)             --

                                                  2003          184,505            Stock (3)             --

STEPHEN D. HARRIS............ .............       2005          132,000           70,000              3,235
Chief Financial Officer and Treasurer
                                                  2004          125,000           46,875 (2)          2,394

STEPHANIE DOWELL (4)............ ..........       2005          115,000           60,000              2,283
President and Chief Executive Officer,
UAHC Health Plan of Tennessee, Inc.

OSBIE HOWARD (4).................. ........       2005          235,000               --              4,100
Senior Vice President
                                                  2004          235,000           70,500 (2)          4,000

                                                  2003          228,000           67,500              4,000

(1) All amounts in this column represent our annual contribution to the 401(k) Savings Plan; but other than that, for the years set forth in the table, none of the named Executive Officers had any long-term compensation (including restricted stock awards and long-term incentive plan payouts). Under our Amended and Restated 1998 Stock Option Plan, stock options expiring 10 years after their respective grant dates were granted as follows: (A) to Mr. Brooks on December 4, 2003, April 29, 2004, and December 2, 2004 for 37,500, 90,000, and 17,000 common shares and at exercise prices of $2.09, $4.27 and $4.73 per share, respectively, which options granted on December 4, 2003 vest (i) for 15,000 common shares six months after the grant date and (ii) for 22,500 common shares one year after the grant date, options granted on April 29, 2004 vest in eight equal installments beginning on October 29, 2004 and on the 29th day of each January, April, July and October thereafter, and options granted on December 2, 2004 vest in twelve equal installments beginning on June 2, 2005 and on the 2nd day of each September, December, March and June thereafter; and (B) to Mr. Harris on December 4, 2003, April 29, 2004 and December 2, 2004 for 15,000, 30,000 and 17,000 common shares and at exercise prices of $2.09, $4.27 and $4.73 per share, respectively, which options granted on December 4, 2003 vest one year after the grant date, options granted on April 29, 2004 vest in eight equal installments beginning on October 29, 2004 and on the 29th day of each January, April, July and October thereafter; and options granted on December 2, 2004 vest in twelve equal installments beginning on June 2, 2005 and on the 2nd day of each September, December, March and June thereafter.

(2) For fiscal year 2004, Mr. Brooks, Mr. Howard and Mr. Harris received 50% of their bonus in restricted stock, in lieu of cash, based on the closing stock price of $4.24 per share on September 24, 2005, the grant date.

(3) For fiscal year 2003, in lieu of a cash bonus Mr. Brooks received a restricted stock award of 50,324 common shares, valued at $93,100 based on the closing stock price of $1.85 per share on June 30, 2003.

(4) On April 15, 2005, Ms. Dowell became a named Executive Officer, and Mr. Howard ceased to be a named Executive Officer and employee, of the Company. The fiscal year 2005 information shown for them in this table is for that entire fiscal year.

OPTION FISCAL YEAR-END VALUES

      The following table shows the aggregated numbers and value of unexercised stock options held by the named Executive Officers at June 30, 2005.

                             NUMBER OF
                           COMMON SHARES                 VALUE OF
                             UNDERLYING                UNEXERCISED
                      UNEXERCISED OPTIONS AT    IN-THE-MONEY OPTIONS AT
      NAME                FISCAL YEAR-END          FISCAL-YEAR END (1)
-------------------   -----------------------   -----------------------
William C. Brooks          244,500 (2)               $ 114,125
Stephen D. Harris           87,000 (3)               $  30,400
Stephanie M. Dowell          5,000 (4)               $     550
Osbie Howard                74,250 (5)               $  22,400

--------------

(1) Calculated based on the closing price of Company common stock on June 30, 2005 (the last business day of the fiscal year) of $2.20 less the option exercise price. An option is in-the-money if the market value of the common stock subject to the option is greater than the exercise price. All of the described stock options remain unexercised at the date of this proxy statement, at which date none of such unexercised stock options is in-the-money.

(2) These options: (A) as to 100,000 shares, were granted March 1, 2003 and will become fully vested and exercisable March 1, 2005; (B) as to 15,000 shares, were granted December 4, 2003 and are fully vested and exercisable; (C) as to 22,500 shares, were granted December 4, 2003 and are fully vested and exercisable; (D) as to 90,000 shares, were granted on April 29, 2004 and will vest and become exercisable in eight equal quarterly installments from that grant date; (E) as to 17,000 shares, were granted on December 2, 2004 and will vest and become exercisable in twelve equal quarterly installments from that grant date.

(3) These options: (A) as to 25,000 shares, were granted on October 28, 2002 and will vest and become exercisable in five equal installments on the first five anniversaries of that grant date; (B) as to 15,000 shares, were granted December 4, 2003 and are fully vested and exercisable; (C) as to 30,000 shares, were granted on April 29, 2004 and will vest and become exercisable in eight equal quarterly installments from that grant date;
      (D) as to 17,000 shares, were granted on December 2, 2004 and will vest and become exercisable in twelve equal quarterly installments from that grant date.

(4) These options were granted December 4, 2003 and are fully vested and exercisable.

(5) Mr. Howard ceased to be an executive officer and employee of the Company, effective April 15, 2005. These options: (A) as to 3,750 shares, were granted on March 13, 2002 and are fully vested and exercisable; (B) as to 25,000 shares, were granted on May 8, 2003 and are fully vested and exercisable; (C) as to 15,000 shares, were granted December 4, 2003 and are fully vested and exercisable; (D) as to 26,250 shares, were granted on April 29, 2004 and are fully vested and exercisable; (E) as to17,000 shares, were granted on December 2, 2004, are fully vested and exercisable with respect to 4,240 of such shares, and will vest and become exercisable with respect to the remainder of such shares in nine approximately equal quarterly installments beginning on the first anniversary of the grant date.

STOCK OPTION PLANS; EMPLOYEE STOCK PURCHASE PLAN

      We have an Amended and Restated 1998 Stock Option Plan, under which stock options (nonqualified options and incentive stock options) may be granted to our officers, directors and key employees or those of our subsidiaries. The maximum number of common shares which may be issued pursuant to stock options under the plan is 1,500,000, and no participant can receive stock options for more than 300,000 shares over the term of the plan.

      The plan is administered by a committee designated by our Board of Directors, currently our Compensation Committee. The selection of persons who are eligible to participate in the plan and grants to those individuals are determined by the committee, in its sole discretion. The only established criterion to determine eligibility under the plan is that individuals must be our officers, directors or key employees or those of any Subsidiary (as defined in the plan) who, in the judgment of the committee, are or will become responsible for the direction and financial success of the Company or any Subsidiary.

      An incentive stock option granted under the plan must have an exercise price not less than 100% of the fair market value of the shares on the date such option is granted. For an incentive stock option granted to a participant who owns more than 10% of the total combined voting stock of the Company or of any parent or subsidiary of the Company, the exercise price must be at least 110% of the fair market value of the shares on the date such option is granted. A nonqualified option granted under the plan must have an exercise price not less than 75% of the fair market value of the shares on the date such option is granted. Each stock option granted under the plan must expire not more than ten years after the date of the grant; and an incentive stock option granted to an individual who, at the time of the grant, owns more than 10% of the total combined voting stock of all classes of stock of the Company or of any parent or Subsidiary must expire not more than five years after the date of the grant.

      Our Employee Stock Purchase Plan ("ESPP"), which became effective October 1996, enables all our eligible employees to subscribe for common shares on an annual offering date at a purchase price which is the lesser of 85% of the fair market value of the shares on the first day or the last day of the annual period. There were no contributions for the purchase of ESPP shares for fiscal year 2005. 200,000 common shares were reserved for issuance under the ESPP.

      We have not granted any stock appreciation rights, and we did not grant any awards under a long-term incentive plan during fiscal year 2003. On December 2, 2004, we granted certain stock options under our Amended and Restated 1998 Stock Option Plan.

401(k) SAVINGS PLAN

      We sponsor a retirement plan intended to be qualified under Section 401(k) of the Internal Revenue Code. All employees over age 21, other than non-resident aliens, are eligible to participate in the retirement plan. Employees can contribute to the retirement plan on a tax-deferred basis up to 20% of their total salary. Under the retirement plan, we make matching contributions on each employee's behalf, up to a maximum of 2% of each employee's total salary. As of June 30, 2005, 71 employees had elected to participate in the retirement plan. For the fiscal year ended June 30, 2005, we contributed approximately $49,976 to the retirement plan. See the "Summary Compensation Table" above for additional information.

COMPENSATION COMMITTEE REPORT

      Compensation for our key executives is determined by the Compensation Committee. Salaries, bonuses and other compensation of our key executives are based upon profitability, enrollment levels of our clients, including UAHC Health Plan of Tennessee, Inc., revenue growth, return on equity and market share. The Compensation Committee also administers the Amended and Restated 1998 Stock Option Plan.

      The Compensation Committee believes that compensation of our key executives should be sufficient to attract and retain highly qualified personnel and also provide meaningful incentives for measurable superior performance. During fiscal year 2005, our executive compensation included a base salary and bonus (stock and cash). Based upon available data, we believe the base salaries of our executives were set at the levels of comparable companies in our line of business.

      The Compensation Committee is comprised of Tom A. Goss (Chairman), Dr. Richard M. Brown, Ronald E. Hall, Sr. and Emmett S. Moten, Jr., all outside directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      The ownership, operation and management of the Company involve various potential conflicts of interest, including the relationships and transactions described below. Management of the Company believes that these agreements and transactions have been on terms, which are as fair to the Company as could have been obtained from unaffiliated parties.

      MANAGEMENT AGREEMENT. Our management agreement with our managed plan, UAHC Health Plan of Tennessee, Inc. (the "Health Plan"), was negotiated between related entities. However, such management agreements were reviewed, revised and approved by each plan's Board. The Health Plan is an HMO, which is owned by us through our wholly-owned subsidiary, United American of Tennessee, Inc.

      COMMON OFFICERS AND DIRECTORS. As indicated in the chart below, during and since fiscal year 2005, certain officers or directors of the Company were also officers or members of the Board of Directors of the Health Plan (which is owned by the Company through our wholly owned subsidiary, United American of Tennessee, Inc.). Consequently, such individuals were or are likely to influence the operation of the Company and negotiations and arrangements between the Company and these entities, including the negotiation of and operation under the Health Plan management agreement. Conflicts of interest may arise relating to matters that are presented to our Board of Directors for consideration and with respect to which the Company and the Health Plan may have differing interests, including matters relating to the management agreement.

                                        POSITION WITH            POSITION WITH
         NAME                            OUR COMPANY            THE HEALTH PLAN
-------------------------    -------------------------------   -----------------
William C. Brooks.........   Chairman of the Board,            Director
                             President, CEO,
                             Director

Tom A. Goss...............   Vice Chairman of the Board,       Chairman of the Board
                             Director

Stephen D. Harris.........   Chief Financial Officer and       Director
                             Treasurer

Stephanie Dowell..........   CEO, United American of           President and CEO
                             Tennessee, Inc.

Osbie Howard*.............   Senior Vice President,            President and CEO
                             Director

------------

*     Mr. Howard ceased to hold all these positions on April 15, 2005.

II.  PROPOSAL TO RATIFY APPOINTMENT OF INDEPENDENT AUDITORS

      UHY LLP has served as our independent auditors since November 22, 2004. A representative of UHY LLP is expected to be present at our 2005 annual meeting to make a statement, if requested, and be available to respond to questions with respect to the 2005 audit.

      Prior to our engaging UHY LLP as our independent auditors on November 22, 2004, Follmer Rudzewicz PLC had served as our independent auditors since March 3, 2003. On November 19, 2004, the partners of Follmer Rudzewicz PLC notified us that they were joining UHY LLP, a newly-formed New York limited liability partnership comprised of the partners of four previous accounting firms with offices in eight states, effective as of August 1, 2004. Our sole reason for changing auditors was Follmer Rudzewicz PLC's partners' own decision to join UHY LLP and Follmer Rudzewicz PLC's consequent resignation as the independent accountant who was previously engaged as the principal accountant to audit our financial statements. The decision to thus change accountants was approved by the Finance and Audit Committee of our Board of Directors.

      The Board of Directors considers UHY LLP to be well qualified to serve as the independent auditors for the Company. If the appointment of UHY LLP is not ratified by the shareholders, the Board of Directors may appoint other independent auditors based upon the recommendation of the Finance and Audit Committee.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO RATIFY THE APPOINTMENT OF UHY LLP AS INDEPENDENT AUDITORS FOR THE 2006 FISCAL YEAR. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS SHAREHOLDERS OTHERWISE SPECIFY IN THEIR PROXIES.

III.  REPORT OF THE FINANCE AND AUDIT COMMITTEE

      This report of our Finance and Audit Committee describes the actions of the Committee for the fiscal year ended June 30, 2005. This report shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission or subject to Regulation 14A or 14C or to the liabilities of
Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be incorporated by reference into any future filing under such Securities Exchange Act or the Securities Act of 1933, as amended, except to the extent that we specifically request that such information be treated as soliciting material or specifically incorporate it by reference into such filing.

      The Finance and Audit Committee (the "Committee") is made up of the following members: Darrel W. Francis (Chairman), Dr. Richard M. Brown, Tom A. Goss, Ronald E. Hall, Sr. The Committee operates pursuant to a written Charter (a copy of which was Appendix B in our proxy statement dated October 6, 2003, pertaining to our 2003 annual meeting of shareholders). In accordance with the Charter, all of the members of the Committee are independent (as defined in the rules of the New York Stock Exchange) and financially literate and at least one member of the Committee has accounting or related financial management expertise.

      Management is responsible for our internal controls and the financial reporting process. Our independent auditors are responsible for performing an independent audit of our consolidated financial statements in accordance with generally accepted auditing standards and for expressing an opinion on the conformity of our audited consolidated financial statements with accounting principles generally accepted in the United States of America. As provided in its Charter, the Committee's responsibilities include monitoring and oversight of these processes.

      In this context and in accordance with its Charter, the Committee has met and held discussions with management and the current independent auditors.

      Management represented to the Committee that our audited consolidated financial statements for the fiscal year ended June 30, 2005 (the "Financial Statements") were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the Financial Statements with management and the independent auditors. The Committee also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Committee) and Statement on Auditing Standards No. 61 (Communication with Audit Committees).

      In addition, the Committee has discussed with the independent auditors the independent auditors' independence from management and the Company, including the matters in the written disclosures from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). In concluding that the independent auditors are independent, the Committee considered, among other factors, whether the nonaudit services provided by the independent auditors (principally tax services) were compatible with their independence. The Sarbanes-Oxley Act of 2003 requires the Committee to pre-approve all audit and non-audit services, subject to a narrow de minimis exception.

      In fulfilling its oversight responsibility of reviewing the services performed by our independent auditors, the Committee carefully reviews the policies and procedures for the engagement of the independent auditors. The Committee also met with the independent auditors, with and without management present, to discuss the results of their examinations, the evaluations of our internal controls, and the overall quality of our financial reporting. The Committee also reviewed and discussed with the independent auditors the fees paid to the independent auditors; these fees are described under "Fees Paid to Independent Auditors" following this report.

      Based on the Committee's review and discussions of the matters referred to above, the Committee recommended to the Board that the Financial Statements be included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2005, for filing with the SEC. The Committee also recommended that the Board select UHY LLP to serve as our independent auditors for fiscal year 2006.

                           Finance and Audit Committee
                          Darrel W. Francis, Chairman,
            Dr. Richard M. Brown, Tom A. Goss and Ronald E. Hall, Sr.

AUDIT FEES

      The following is a summary of fees billed by UHY LLP (together with its predecessor, Follmer Rudzewicz PLC), for audit and other professional services during the fiscal year ended June 30, 2005:

Audit Fees, including services rendered in reviewing quarterly financial information and auditing our annual consolidated financial statements for
    fiscal year 2004............................................................        $ 175,713

Tax Fees .......................................................................        $  28,000

      The Finance and Audit Committee, after a review and discussion with UHY LLP, determined that the provision of these services was compatible with maintaining their respective independence.

AUDIT COMMITTEE PRE-APPROVAL POLICIES AND PROCEDURES

      The Finance and Audit Committee's Charter affirms its responsibility to approve in advance audit and non-audit services to be performed by our independent auditor. The Committee anticipates adopting pre-approval policies and procedures for such audit and non-audit services at a future meeting and disclosing the same in our next annual proxy statement.

IV.  OTHER INFORMATION

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% shareholders are required by SEC regulation to provide us copies of Section 16(a) reports they file. Based solely on review of the copies of such reports provided to us for fiscal year 2005, or written representations that no Forms 5 were required, we believe that during the fiscal year ended June 30, 2005 all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners were complied with, except for reports by Darrel W. Francis for five transactions, by Tom A Goss for one transaction and by Emmett S. Moten, Jr. for two transactions that were delayed until their EDGAR passwords were renewed; except late filed reports by Mr. Francis for another transaction, by Mr. Goss for two other transactions and by Mr. Moten for another transaction; and except that Richard M. Brown and Ronald E. Hall, Sr. each did not timely report one transaction because his EDGAR password had not yet been renewed.

EXPENSES OF SOLICITATION

      The cost of this solicitation of proxies will be borne by the Company and may include requests by mail and personal contact by its Directors, officers and employees. In addition, the Company has retained Georgeson Shareholder to aid in the solicitation of proxies from brokers, banks, other nominees and institutional holders at a fee not to exceed $6,000 plus out-of-pocket expenses. The Company will reimburse brokers or other nominees and institutional holders for their expenses in forwarding proxy materials to principals. Any person giving a proxy has the power to revoke it at any time before it is voted.

STOCK PERFORMANCE CHART

The following graph compares the cumulative total return for the previous five fiscal years on a $100 investment on June 30, 2001 in each of our Common Stock, the Standard & Poor's 500 Stock Index and peer group indices (the Old Peer Group is the same as in the comparable graph in our last proxy statement; the New Peer Group reflects the substitution of some peers more similar to us currently). The graph assumes reinvestment of dividends, if any.

[PERFORMANCE GRAPH]

2006 ANNUAL MEETING

      A shareholder proposal which is intended to be presented at our 2006 annual meeting of shareholders must be received by the Company at its principal executive offices by July 10, 2006.

Dated:  October 3, 2005

                                         [BARCODE]

[UNITED AMERICAN HEALTHCARE CORPORATION LOGO]    MMMMMMMMMMMM

                                                000000000.000 ext
                                                000000000.000 ext
                                                000000000.000 ext
MR A SAMPLE                                     000000000.000 ext
DESIGNATION (IF ANY)                            000000000.000 ext
ADD 1                                           000000000.000 ext
ADD 2                                           000000000.000 ext
ADD 3
ADD 4
ADD 5
ADD 6                                           C 1234567890  J N T
                                                [BARCODE]


                                                [ ] Mark this box with an X if
                                                you have made changes to your
                                                name or address details above.
--------------------------------------------------------------------------------
ANNUAL MEETING PROXY CARD
--------------------------------------------------------------------------------

A  ELECTION OF DIRECTOR
1. The Board of Directors recommends a vote FOR the listed nominee.

                                FOR    WITHHOLD
   01 - William C. Brooks       [ ]      [ ]







B ISSUES
The Board of Directors recommends a vote FOR the following proposals.

                                                             FOR  AGAINST  ABSTAIN
2. Ratification of appointment of independent auditors.      [ ]    [ ]      [ ]

3. In their discretion, the Proxies are authorized to vote   [ ]    [ ]      [ ]
on such other business as may properly come before the
meeting.

C AUTHORIZED SIGNATURES - SIGN HERE - THIS SECTION MUST BE COMPLETED FOR YOUR INSTRUCTIONS TO BE EXECUTED.
Note: Please sign exactly as name appears on this card. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title.

Signature 1 - Please keep signature within the box  Signature 2 - Please keep signature within the box  Date (mm/dd/yyyy)

--------------------------------------------------  --------------------------------------------------  --------------------------
                                                                                                        [ ][ ]/[ ][ ]/[ ][ ][ ][ ]
--------------------------------------------------  --------------------------------------------------  --------------------------

[ ]                                                       1UPX        HHH                     PPPP      006524                  +

--------------------------------------------------------------------------------
    PROXY - UNITED AMERICAN HEALTHCARE CORPORATION
--------------------------------------------------------------------------------

    PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    ANNUAL MEETING OF SHAREHOLDERS
    NOVEMBER 4, 2005

    The undersigned appoints Emmett S. Moten, Jr. and Tom A. Goss and each of them, as Proxies, with full power of substitution, to attend the Annual Meeting of Shareholders of United American Healthcare Corporation on November 4, 2005, and any adjournments, and to represent and vote the shares which the undersigned is entitled to vote on the following matters as directed on the reverse side:

    1. Election of one Director for a term of 3 years. The nominee is: William
    C. Brooks

    2. Ratification of the appointment of UHY PLC as independent auditors for the current fiscal year.

    3. In their discretion, the Proxies are authorized to vote on such other business as may properly come before the meeting.

    When properly executed, these instructions will be voted in the manner directed on the reverse side of this card; if you do not provide direction, this proxy will be voted FOR Items 1 and 2.

    YOUR VOTE IS IMPORTANT!

    PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

    (SEE REVERSE SIDE)